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                                                                  EXHIBIT 10.1

                      OFFICE/WAREHOUSE COMMERCIAL LEASE


1.   PARTIES        Entered into this 20th day of June 1996 by and between,
                    Marbell Realty, L.L.C., hereinafter referred to as LESSOR, which expression shall include LESSOR's heirs, successors, and assigns; and Vicom, Inc., hereinafter referred to as LESSEE, which expression shall include
                    LESSEE's successors, executors, administrators. LESSEE hereby leases the following property from LESSOR:

2.   PREMISES       That certain property and building located in the city of
                    New Hope, County of Hennepin and State of Minnesota and legally described as exhibit A, attached hereto; together with the right to use in common, with others entitled thereto the hallways, stairways, and elevators, necessary for access to said leased premises, and lavatories nearest thereto.

3.   TERM           The term of the lease shall be for ten years, commencing
                    on September 1996 and ending on August 31, 2006.

4.   RENT           The LESSEE shall pay to the LESSOR fixed rent as
                    specified on exhibit B., attached hereto. All rent shall be payable without offset or deduction.

5.   SECURITY
     DEPOSIT Upon the execution of the lease, the LESSEE shall pay to the LESSOR the amount of zero dollars, which shall be held as a security for the LESSEE's performance as herein provided and refunded to the LESSEE at the end of this lease, without interest, subject to the LESSEE's satisfactory compliance with the conditions hereof.

6.   ADDITIONAL
     RENT

      A. TAXES LESSEE will pay to LESSOR as additional rent hereunder, as designated by notice in writing by LESSOR, all real estate taxes levied upon or assessed against the premises.

      B. OPERATING The LESSEE shall pay to the LESSOR as additional rent COSTS hereunder, as designated by invoice in writing by LESSOR, all operating expenses in the operation, maintenance, and repair of the premises Operating expenses are defined for the purposes of this agreement as all costs and expenses incurred by the LESSOR during any calendar year in connection with


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                    the operation and maintenance of the land and buildings of which the leased premises are a part, including without limitation insurance premiums, license fees, janitorial service, landscaping and snow removal, employee compensation and fringe benefits, equipment and material, utility costs, repairs, maintenance and any capital expenditure (reasonably amortized with interest incurred in order to reduce other operating expenses or comply with any governmental requirement).

D.   OVERDUE        All monies due under this Lease from LESSEE to LESSOR
     PAYMENTS       shall be due on the 1st of every month, unless otherwise
                    specified and if not paid when due, shall result in the imposition of a service charge for such late payment in the amount of Ten (10%) percent of the amount due.

7.   UTILITIES      The LESSEE shall pay, as they become due, all bills for
                    electricity and other utilites (whether they are used for furnishing heat or other purposes) that are furnished to the leased premises and presently separately metered, and all bills for fuel furinshed to a separate tank servicing the leased premises exclusively. The LESSOR agrees to provide all other utility service and to furnish reasonably hot and cold water and reasonable heat and air conditioning (except to the extent that the same are furnished through separately metered utilities or separate fuel tanks as set forth above) to the leased premises, the hallways, stairways, elevators, and lavatories during normal business hours on regular business days of the heating and air conditioning seasons of the year, to furnish elevator service and to light passageways and stairways during business hours, and to furnish such cleaning service as is customary in similar buildings in said city or town, all subject to interruption due to any accident to the making repairs, alterations, or improvements to labor difficulties, to trouble in obtaining fuel, electricity, service, or supplies from the sources from which they are usually obtained for said building or to any cause beyond the LESSOR's control.

                    LESSOR shall have no obligation to provide utilities or equipment other than the utilities and equipment within the premises as of the commencement date of this lease. In the event LESSEE requires additional utilities or equipment, the installation and maintenance thereof shall be the LESSEE's sole obligation, provided that such installation shall be subject to the written consent of the LESSOR.

8.   USE OF LEASED  The LESSEE shall use the leased premises only for the
     PREMISES       purpose of Telephone and Computer sales and service.

9.   COMPLIANCE     The LESSEE acknowledges that no trade or occupation shall
     WITH LAWS      be conducted in the leased premises or use made thereof
                    which will be unlawful, improper, noisy or offensive, or contrary to any law or any municipal by-law or ordinance in force in the city or town in which the premises are situated. Without limiting the generality of the foregoing (a) the LESSEE shall not bring or permit to be brought

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                        or kept in or on the leased premises or elsewhere in
                        the LESSOR's property any hazardous, toxic, inflammable, combustible, or explosive fluid, material, chemical, or substance, and (b) the LESSEE shall be responsible for compliance with requirements imposed by the Americans with Disabilities Act relative to the layout of the leased premises and any work performed by the LESSEE therein.

10. FIRE INSURANCE      The LESSEE shall not permit any use of the leased
                        premises which will make voidable any insurance on the property of which the leased premises are a part, or on the contents of said property or which shall be contrary to any law or regulation from time to time established by the New England Fire Insurance Rating Association, or any similar body succeeding to its powers. The
                        LESSEE shall on demand reimburse the LESSOR, and all other tenants, all extra insurance premiums caused by the LESSEE's use of the premises.

11. MAINTENANCE         The LESSEE agrees to maintain the leased premises in
                        good condition, damage by fire and other casualty
                        only expected and whenever necessary, to replace
                        plate glass and other glass therein, acknowledging
                        that the leased premises are now in good order and the
    A. LESSEE's         glass whole. The LESSEE shall not permit the leased
       OBLIGATIONS      premises to be overloaded, damaged, stripped, or
                        defaced, nor suffer any sign on the premises.

    B. LESSOR's         The LESSOR agrees to maintain the structure of the
       OBLIGATIONS      building of which the leased premises are a part in the
                        same condition as it is at the commencement of the term or as it may be put in during the term of this lease reasonable wear and tear, damage by fire and other casualty only expected, unless such maintenance is required because of the LESSEE or those for whose conduct the LESSEE is legally responsible.

12. ALTERATIONS-        The LESSEE shall not make structual alterations or
    ADDITIONS           additions to the leased premises, but may make
                        non-structural alterations provided the LESSOR consents thereto in writing, which consent shall not be unreasonably withheld or delayed. All such allowed alterations shall be at LESSEE's expense and shall be in quality at least equal to the present construction.
                        LESSEE shall not permit any mechanics' liens, or similar liens, to remain upon the leased premises for labor and material furnished to LESSEE or claimed to have been furnished to LESSEE in connection with work of any character performed or claimed to have been performed at the direction of LESSEE and shall cause any such lien to be released of record forth-with without cost to LESSOR. Any alterations or improvements made by the LESSEE shall become property of the LESSOR at the termination of occupancy as provided herein.

13. ASSIGNMENT-         The LESSEE shall not assign or sublet the whole or any
    SUBLEASING          part of the leased premises without LESSOR's prior
                        written consent. Notwithstanding such consent, LESSEE shall remain liable to LESSOR for the payment of all rent and for full performance of the covenants and conditions of this lease.


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                                LANDLDORD AND TENANT

14. SUBORDINATION       This lease shall be subject to any and all mortgages,
                        deed of trust, and other instruments in the nature of a mortgage, now or at any time hereafter, a lien or liens on the property of which the leased premises are a part and the LESSEE shall, when requested, promptly execute and deliver such written instruments in as shall be necessary to show the subordination of this lease to said mortgages, deeds of trust, or other such instruments in the nature of a mortgage.

15. LESSOR'S            The LESSOR or agents of the LESSOR may, at reasonable
    ACCESS              times, enter to view leased premises and may remove
                        placards and signs not approved and affixed as herein provided, and make repairs and alterations as LESSOR should elect to do and may show the leased premises to others, and at any time within three (3) months before the expiration of the term of the leased premises are a part and keep the same so affixed without hindrance or molestation.

16. INDEMNIFICATION     The LESSEE shall save the LESSOR harmless from all loss
    AND LIABILITY       and damage occasioned by anything occuring on the
                        leased premises unless caused by the negligence or misconduct of the LESSOR, and from all loss and damage wherever occuring occasioned by any omission, fault, neglect, or other misconduct of the LESSEE. The removal of snow and ice from the sidewalks bordering upon the lesed premises shall be LESSEE's responsibility.

17. LESSEE'S            The LESSEE shall maintain with respect to the leased
    LIABILITY           premises and the property of which the leased premises
    INSURANCE           are a part of comprehensive public liability insurance
                        in the amount of one million dollars with property damage insurance in the limits of one million in responsible companies qualified to do business in Minnesota and in good standing therein insuring the LESSOR as well as the LESSEE against injury to persons or damage to property as provided. The LESSEE shall deposit with the LESSOR certificates for such insurance at or prior to the commencement of the term, and thereafter within thirty (30) days of expiration of any such policies. All such insurance certificates shall provide that such policies shall not be cancelled with our at least ten (10) days prior written notice to each assured named therein.

18. FIRE                Should a substantial portion of the leased premises, or
    CASUALTY-           of the property of which they are a part, be
    EMININT             substantially damaged by fire or other casualty, or be
    DOMAIN              taken by eminent domain, the LESSOR may elect to
                        terminate this lease. When such fire, casualty, or taking renders the leased premises substantially unsuitable for their intended use, a just and proportionate abatement of rent shall be made, and the LESSEE may elect to terminate this lease if:
                                (a) The LESSOR fails to give written notice
                                    within thirty (30) days of intention to
                                    restore leased premises, or
                                (b) The LESSOR fails to restore the leased
                                    premises to a condition substantially
                                    suitable for their intended use within
                                    ninety (90) days of

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                          said fire, casualty, or taking.
                    The LESSOR reserves, and the LESSEE grants to the LESSOR, all rights which the LESSEE may have for damages or injury to the leased premises for any taking by eminent domain, except for damage to the LESSEE's fixtures, property, or equipment.

19.  DEFAULT        In the event that:
     AND                   (a) The LESSEE shall default in the payment of any
     BANKRUPTCY                payment of any installment of rent or other sum
                               herein specified and such default shall continue for ten (10) days after written notice thereof;
                                or
                           (b) The LESSEE shall default in the observance or
                               performance of any other of the LESSEE's covenants, agreements, or obligations hereunder and such default shall not be corrected within thirty (30) days after written notice thereof; or
                           (c) The LESSEE shall be declared bankrupt or
                               insolvent according to law, if any assignment shall be made of LESSEE's property for the benefit of creditors.

                    then the LESSOR shall have the right thereafter, while such default continues, to re-enter and take complete possession of the leased premises, to declare the term of this lease ended, and remove the LESSEE's effects, without prejudice to any remedies which might be otherwise used for arrears of rent or other default. The LESSEE shall indemnify the LESSOR against all loss of rent and other payments which the LESSOR may incur by reason of such termination during the residue of the term. If the LESSEE shall default, after reasonable notice thereof, in the observance or performance of any conditions or covenants on LESSEE's part to be observed or performed under or by virtue of any of the provisions in any article of this lease, the LESSOR, without being under any obligation to do so and without thereby waiving such default, may remedy such default for the account and at the expense of the LESSEE. If the LESSOR makes any expenditures or incurs any obligatons for the payment of money in connection therewith, including but not limited to, reasonable attorney's fees instituting prosecuting or defending any action or proceeding, such sums paid or obligations insured, with interest at the rate of 10 per cent per annum and costs, shall be paid to the LESSOR by the LESSEE as additional rent.

20.  NOTICE         Any notice from the LESSOR to the LESSEE relating to the
                    leased premises or to the occupancy thereof, shall be deemed duly served, if left at the leased addressed to the LESSEE, or if mailed to the leased premises, registered or certified mail, return receipt requested, postage prepaid, addressed to the LESSEE. Any notice from the LESSEE to the LESSOR relating to the leased premises or the the occupancy thereof, shall be deemed duly served if mailed to the LESSOR by registered or certified mail, return receipt requested, postage prepaid, addressed to the LESSOR at such address as the LESSOR may from time to time advise in writing. All rent notices shall be paid and sent to the LESSOR at:

                                4455 W Branch Road
                                Mound, MN 55364

21.  SURRENDER      The LESSEE shall at the expiration or other termination of this lease remove all LESSEE'S goods and effects from the leased premises, (including, without hereby limiting the generality of the foregoing, all signs and lettering affixed or painted by the LESSEE, either inside or outside the leased premises). LESSEE shall deliver to the LESSOR the leased premises and all keys, locks, thereto, and other fixtures connected therewith and all alterations and additions made to or upon the leased premises, in good condition, damage by fire or other casualty only expected.
                    In the event of the LESSEE's failure to remove any of the LESSEE's property from the premises, LESSOR is hereby authorized, without liability to LESSEE for loss or damage thereto, and at the sole risk of LESSEE, to remove and store any of the property at LESSEE's expense, or to retain same under LESSOR's control to sell at public or private sale, without notice any or al of the property not so removed and to apply the net proceeds of such sale to the payment of any sum due hereunder, or to destroy such property.

22.  BROKERAGE      The LESSEE warrants and represents that it has dealt with
                    no broker entitled to claim a commission in connection with this transaction and shall indemnify the LESSOR from and against any such claim, including without limitation reasonable attorneys' fees incurred by the LESSOR in connection therewith.

23.  CONDITION OF   Except as may otherwise expressly set forth herein, the
     PREMISES       LESSEE shall accept the leased premises "as is" in their
                    condition as of the commencement of the term of this lease, and the LESSOR shall be obligated to perform no work whatsoever in order to prepare the leased premises for occupancy by the LESSEE.

24.  FORCE          In the event that the LESSOR is prevented or delayed from
     MAJEURE        making any repairs or performing any other covenant
                    hereunder by reason of any cause reasonably beyond the control of the LESSOR, the LESSOR shall not be liable to the LESSEE therefor nor, except as expressly otherwise provided in case of casualty or taking, shall the LESSEE be entitled to any abatement or reduction of rent by reason thereof, nor shall the same give rise to a claim by the LESSEE that such failure constitutes actual or constructive eviction from the leased premises or any part thereof.

25.  LIABILITY      No owner of the property of which the leased premises are
     OF OWNER       a part shall be liable hereunder except for breaches of
                    the LESSOR's obligations occuring during the period of such ownership.  The obligations of the LESSOR shall be binding upon the LESSOR's interest in said property, but not upon
                    other assets of the LESSOR and no individual partner,
                    agent, trustee, stockholder, officer, director,
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                              employee, or beneficiary of the LESSOR shall be
                              personallly liable for performance of the LESSOR's obligations hereunder.

26.  OPTION TO                a)  Provided LESSEE is not in default hereunder
     EXTEND LEASE                 and has performed all of its covenants and
     TERM                         obligations hereunder, LESSEE shall have
                                  the options to extend the Term of this
                                  Lease (hereinafter, the "First and Second
                                  Option") for two consecutive periods of
                                  sixty months upon the same terms and
                                  conditions, and upon the following further terms and conditions.

                              b) LESSEE shall exercise said First Option only by giving written notice to LESSOR not later than August 1, 2006, and shall exercise said Second Option only by giving written notice to LESSOR not later than August 1, 2011.

                              c)  Rent shall be at a rate mutually agreed
                                  upon between the parties.

27.  OPTION TO EXPAND        Provided LESSEE is not in default and has
     PREMISES RIGHT OF       performed all of LESSEE's obligations hereunder,
     FIRST REFUSAL           LESSEE shall have the right to first refusal to
                             rent additional space at the premises described hereunder on Exhibit A at the same rate per square foot as described on Exhibit B hereunder. All other terms and conditions of this lease shall apply to any additional leased space.


IN WITNESS WHEREOF, the said parties hereunto set their hands and seals this 20th day of June, 1996.

/s/ Steven Bell                                /s/ Marvin Frieman
--------------------------------               -------------------------------
LESSEE                                         LESSOR     Chief Mgr.


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                                      EXHIBIT A
                                      PREMISES



                           LEGAL DESCRIPTION - PROPERTY

Lot 1, Block 1, Brandell Third Addition, County of Hennepin, State of Minnesota, according to the recorded plot thereof.



                                        BUILDING

That certain office/warehouse building containing approximately 47,000 square feet located at 9449 Science Drive, New Hope, MN
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                                   EXHIBIT B
                               SCHEDULE OF RENTS



PERIOD                     BASE RATES                    MONTHLY
------                     PSF OFF/WHSE                  BASE RENT
                           ------------                  ---------

August 1, 1996                                           Shall be 1.5 times
to July 31, 2006                                         Lessee's Gross Revenues
                                                         monthly, or $9,000.00
                                                         per month, whichever
                                                         sum is higher.



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             [LETTERHEAD]


From: Dave Ekman < dekman@corpcomm.net > SAVE ADDRESS BLOCK SENDER
To: jim_mandel@hotmail.com SAVE ADDRESS
Subject: [Fwd:RE:VICOM LEASE]
Date: Tue, 28 Dec 1999 17:47:37 -0600

   Reply     Reply All     Forward     Delete     Previous     Next     Close

---------- Original Message -----------
Subject: RE: Vicom Lease
Date: Tue, 28 Dec 1999 15:02:24 -0600
From: Steve Bell < steve.bell@vicomtel.com >
To: "`Dave Ekman'" < dekman@corpcomm.net >

Dave, regarding the lease:

1. the lease runs through July 2006- we would like to extend it through Sept. 30, 2006.

2. % of rent clause can go away.

3. we would like this schedule of rents

2000- 12,750/mo

2001- 14,440/mo

2002- 16,000/mo

2003- 16,640/mo

2004- 17,150/mo

2005- 17,653/mo

2006- TBD.

Please advise if this is ok.

------Original Message-----
From: Dave Ekman [mailto:dekman@corpcomm.net]
Sent: Monday, December 27, 1999 4:26 PM
To: steve.bell@vicomtel.com
Subject: Vicom Lease

Steve -
Here is the proposal that Jim and I came up with for the new lease addendum for the Vicom office in Minneapolis.